Exhibit 99.1

GAUCHO GROUP HOLDINGS, INC ANNOUNCES SECUREMENT OF $5.6 MILLION CONVERTIBLE NOTE

Company Continues to Lay Foundation to Pursue Objectives in Growth and Scale of its Diverse Assets

MIAMI, FL / February 21, 2023 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories, announced today its securement of a $5.6 million convertible note, with which the Company believes can lay the foundation for growth of its assets in lodging, hospitality, wine & spirits, retail, and e-commerce.

As set forth in our Current Report on Form 8-K as filed with the SEC today, the Company received gross proceeds of $5 million from the convertible note and used approximately $905,000 to pay off previous notes. The Company also has an option to enter into an additional note for up to another $5 million in the future, subject to certain conditions being met.

With the new funds, the Company states it has a mechanism to begin its growth plans in 2023 and beyond. This includes infrastructure and amenity expansion for its luxury vineyard estate development, Algodon Wine Estates, with the goal of increasing land value and revenues of its residential villas and commercial elements. The funds are also intended for the Company’s high end wine products, Algodon Fine Wines, which includes marketing efforts to further increase revenues via distribution channels, e-commerce sales and international markets, such as Argentina’s neighbor Brazil, the world’s 3rd largest market for online wine sales. The Company intends to continue efforts to scale the growth of its leather goods and accessories brand, Gaucho – Buenos Aires, which celebrated its flagship opening last year at the Miami Design District, located among the likes of widely recognized luxury retail brands such as Off White, Bottega Veneta, Gucci, and Chanel, and many others. The Company intends to target e-commerce revenue growth with an aggressive marketing campaign, as well the anticipated forthcoming launch of its Resort Collection and a luggage + travel accessories collection, later this year. Furthermore, the funds may also be used for strategic investment under the Company’s Gaucho Development Group to increase stockholder equity.

Mathis previously stated, “In the next 24 to 36 months our extraordinary real estate project is expected to have a new destination spa, world class gym facilities, an 18-hole golf course expansion, and more vineyard casitas as well. Anticipated for Q4 2023, the restaurant renovation and final touches on the upgrade to the winery will allow them to now accommodate weddings and corporate events, and other large gatherings. In addition, the San Rafael airport is being expanded and the runway improved for larger aircraft and more traffic. These can positively impact our ADRs and occupancy rates, as well as the value of our residential lots. Of our two hospitality properties, one of them currently generates positive cash flow through lease revenues and will be accretive to the company, and we expect the other to have substantial development opportunities. We believe both are in prime areas ripe for development, and we believe the valuation of the real estate is positioned to allow for substantial appreciation in the years ahead. Across all of our companies, we now have the means to up our game and get our story out to the world as we continue to grow.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires™ (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.